                                 Exhibit (h)(34)

    Second Amendment dated as of November 15, 2002 to Funds Trading Agreement dated as of January 1, 2001 between Fidelity Investments Institutional
              Operations Company, Inc., One Group Mutual Funds and
                   Banc One Investment Advisors Corporation.

               SECOND AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.,
                           ONE GROUP MUTUAL FUNDS AND
                    BANC ONE INVESTMENT ADVISORS CORPORATION

     THIS AMENDMENT, effective as of the fifteenth day of November, 2002, by and between Fidelity Investments Institutional Operations Company, Inc. FIIOC One Group Mutual Funds ("One Group"), and Banc One Investment Advisors Corporation ("BOIA").

                                   WITNESSETH:

     WHEREAS FIIOC One Group and BOIA entered into a Funds Trading Agreement dated January 1, 2001 ("the Agreement"), regarding the purchase and redemption of shares of the Funds by certain employee benefit plans for which FIIOC provides administrative and recordkeeping services (collectively the "Plans", or individually a "Plan"); and

     WHEREAS FIIOC, One Group and BOIA desire to amend said Agreement in accordance with the provisions of Section 20 thereof.

     NOW THEREFORE, in consideration of the above premises, I HOC, One Group and BOIA, hereby amend the Agreement by:

     .  Restating Exhibit A, in its entirety, as attached hereto.

     .  Restating Exhibit D, in its entirety, as attached hereto.

IN WITNESS WHEREOF, FIIOC, One Group and BOIA have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ONE GROUP MUTUAL FUNDS                        FIDELITY INVESTMENTS
                                              INSTITUTIONAL OPERATIONS
                                              COMPANY, INC

By: /s/ Robert L. Young                       By: /s/ Carolyn Redden
    ----------------------------------          -------------------------------

Name:   Robert L. Young                       Name:   Carolyn Redden
       -------------------------------

Title:  VP/Treasurer                          Title:  Vice President
       -------------------------------

Date:   10/31/02                              Date:   October 25, 2002
       -------------------------------


BANC ONE INVESTMENT
ADVISORS CORPORATION

By: /s/ Mark A. Beeson
    ----------------------------------

Name:   Mark A. Beeson
       -------------------------------

Title:  Senior Managing Director
        ------------------------------

Date:   10/31/02
        ------------------------------

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                                    EXHIBIT A

                                      FUNDS

Section 1:

FUND:                     One Group Bond Fund
TICKER SYMBOL:            WOBDX
CUSIP:                    6823IN750


Section 11:

FUND:                     One Group Mid Cap Growth Fund Class A
TICKER SYMBOL:            OSGIX
CUSIP:                    681937728

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                                    EXHIBIT D

                                  COMPENSATION

     For Funds listed in Section I of Exhibit A, One Group shall pay $18.00 per annum for each participant who owns shares of one or more of the Funds through a Plan. This per participant fee shall be charged once per annum, and billed in monthly installments, for each participant, regardless of the number of Funds in which a participant has invested through a Plan (i.e., if a single participant has invested in one or more of the Funds through a Plan, One Group shall only be required to pay $l8.00 per annum for each such participant). The amount that shall be billed month1y shall be calculated by multiplying the number of participants who own shares of one or more of the Funds through a Plan for a given month by the $18.00 per participant fee and dividing that figure by twelve. The number of participant accounts shall be determined and billable as of the last business day of each calendar month.

     One Group shall pay a portion of the service fee equivalent to the maximum of 15 basis points on assets under management or $18.00 (eighteen dollars) per mutual fund account annually, whichever is greater. Any portion of the fee in excess of the equivalent of this amount shall be paid by BOIA.

     For Funds listed in Section 11 of Exhibit A, in consideration of the services provided by FIIOC under this Agreement, One Group shall pay FIIOC an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested in the Funds through the Plans each calendar month. The average aggregate amount invested through the Plans over a calendar month shall be computed by totaling the daily balances during the month and dividing such total by the actual number of days in the month.

     FIIOC shall calculate the payments at the end of each calendar month and shall forward an invoice to One Group, along with such other supporting data as may be reasonably requested by One Group. One Group shall remit payment to FIIOC via wire transfer within 30 days of receipt of FIIOC's invoice.

     For the The B.F. Goodrich Company Retirement Plus Savings Plan for Salaried Employees, The B.F. Goodrich Company Retirement Plus Savings Plan for Wage Employees, and The BFGoodrich Company Savings Benefit Restoration Plan only, One Group shall pay a portion of the service fee equivalent to the maximum of 30 basis points on assets under management or $18.00 (eighteen dollars) per mutual fund account annually, whichever is greater.